UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 10, 2011 (March 4, 2011)

BlastGard International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 McMullen Booth Road, Suite 242, Clearwater, Florida	33759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(727) 592-9400
______________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, on January 25, 2011, BlastGard International, Inc. ("BlastGard") entered into a binding Letter of Intent (“LOI”) with HighCom Security, Inc. (“HighCom”) under which BlastGard will acquire 100% of the common stock of HighCom from the stockholders of HighCom, none of whom are affiliates of BlastGard. HighCom is a worldwide security equipment provider based in San Francisco, California. HighCom designs, manufactures and distributes a unique range of security products and personal protective gear. BlastGard and HighCom have agreed to consummate a Stock Purchase Agreement, subject to the approval of all necessary parties, agencies or regulatory organizations. As of the signing of the agreement, BlastGard immediately assumed the operations of HighCom and started to provide financing for the operations while a definitive agreement is drawn up over the next 90 days.

As stated above, the LOI contemplated several closing conditions and the closing in escrow with a possible of rescission if the State Department does not reinstate HighCom’s export license. On March 4, 2011, among other changes the LOI was amended as follows: 1) the LOI constitutes the definitive stock purchase agreement; 2) BlastGard issued 9,820,666 shares of its Common Stock and promissory notes totaling $196,400 to Robert Rimberg as trustee for an Irrevocable Trust FBO and Yochi Cohen and his wife, Yocheved Cohen–Charash (the "Trust") in exchange for 1,150 shares of the outstanding 1,171 shares of HighCom Common Stock, equivalent to 98.2% of the outstanding shares; 3) the parties agree to waive all closing conditions, escrow provisions and right of rescission; and 4) BGI agreed for a period of 30 days to offer to purchase Ron Peled 21 shares of HighCom from him or his transferee at a cost of 179,934 shares of BGI Common Stock and in exchange for promissory notes totalling $3,600, with terms identical to those received by the Trust plus 1.8% of the Earnout provisions contained in the LOI.

Blastgard also agreed to an earnout consisting of up to $100,000 in cash and up to 35,000,000 shares of common stock based on a pro-rata basis if revenue reaches certain goals.  Blastgard management believes that the revenues goals are very achievable and have valued the contingent consideration at 68% of the market price at the time of the agreement.

The records of HighCom are currently unaudited.  Blastgard International, Inc. expects to account for the assets, liabilities and ownership interests in accordance with the provisions of ASC 805, Business Combinations for acquisitions occurring in years beginning after December 15, 2008 (formerly SFAS No. 141R, Business Combinations).  As such, the recorded assets and liabilities acquired will be recorded at fair value and any difference in the net asset values and the consideration given will be recorded as a gain on acquisition or as goodwill. The unaudited values as of the date of agreement are estimated as follows:

Cash	$1,000
Accounts receivable	117,000
Contract performance bonds	51,000
Inventory	119,000

Fixed assets	190,000

Deposits	38,000
Due from seller	748,000

Goodwill and intangibles	3,039,000
-
Total assets	$4,339,000

Accounts payable	$1,669,000
Customer advanced payments	20,000
Notes and loans payable	688,000
Acquisition debt	200,000
Contingent consideration	1,262,000
Stock given at closing	500,000

Total liabilities assumed and consideration given	$4,339,000

The unaudited amounts reported in the table above are based on various assumptions and management’s estimates and are subject to change upon audit.

Pro forma results of operations for the years ended December 31, 2010 and 2009 as though this acquisition had taken place at January 1, 2009 are as follows:

	Years ended December 31,
	2009	2010

Revenues	$3,886,692	$5,512,174

Net income(loss)	$(1,881,925)	$(544,653)

EPS	$(0.03)	$(0.01)

The unaudited pro forma results disclosed in the table above are based on various assumptions and are not necessarily indicative of the results of operations that would have occurred had the Company completed this acquisition on January 1, 2009.

On March 4, 2011, we entered into an agreement to borrow an aggregate principal amount of $300,000 and to issue to the investor a secured convertible note and warrants to purchase 9,000,000 shares of common stock at an exercise price of $.08 per share over a four year period, with the exercise price subject to certain anti-dilution protection. The closing occurred on March 7, 2011.

The note bears an interest rate of 10% per annum, with a default interest rate of 15% per annum. Interest shall be payable quarterly in arrears on the last day of each calendar quarter commencing March 31, 2011, with a maturity date of March 3, 2012.

The individual note holder has the right, at their option, to convert the principal amount of the note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in the note, into fully paid and non-assessable shares of our common stock at a conversion price per share as defined below, subject to adjustment in certain circumstances if the notes are then outstanding, such as a stock split, combination or dividend; or in the event we issue shares of common stock for consideration of less than the exercise price. The conversion price is defined the lessor of (i) $0.05, or (ii) eighty percent of the conversion price of any convertible note issued by the Company to anyone prior to or on the one year anniversary of the Issue Date of the Note, subject to adjustment as described therein.

The notes are secured by all of the assets of BlastGard International, Inc, and its wholly-owned subsidiary, BlastGard Technologies, Inc., until the notes have been fully paid or fully converted into common stock.

On March 8, 2011, BlastGard’s Board of Directors ratified, adopted and approved that James F. Gordon’s accrued salary of $160,000 (20 months at $8,000 per month covering May-December 2009, January-October 2010 and January-February 2011); Michael J. Gordon’s accrued salary of $160,000 (20 months at $8,000 per month covering May-December 2009, January-October 2010 and January-February 2011); and Morse & Morse, PLLC’s accrued legal bill of $67,025.30 be converted into a Convertible Non-Interest Bearing Demand Note, convertible into Common Shares of BlastGard at $.05 per share at the Noteholder(s) discretion.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information contained in Item 1.01 of this Form 8-K as it pertains to the acquisition of HighCom is incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES.

As described in Item 1.01, the Company issued to an investor a $300,000 Convertible Promissory Note convertible on terms specified in Item 1.01 as well as Warrants to purchase 9,000,000 shares of Common Stock on terms specified in Item 1.01. Also, as provided in Item 1.01, the Company issued Convertible Non-Interest Bearing Demand Notes to the Company's two executive officers and its counsel which Notes are convertible on terms specified above. No commissions were paid in connection with any of the foregoing transactions. Exemption from registration is claimed under Section (4)(2) of the Securities Act of 1933, as amended.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In March 2011, Michael L. Bundy was retained as the Chief Operating Officer for BlastGard International, and is currently overseeing the operational management of our Acquisition of HighCom Security. Mr. Bundy has served as both a Director of Operations and Vice President for HighCom Security of San Francisco from January 2006 through October 2010, where he was responsible for the daily management of operations and logistics.  Mr. Bundy will be tasked with overseeing the operational and compliance processes for the combined companies.  From March 2000 through January 2005, Mr. Bundy was the President and Managing Member of Castle Logistics, LLC.  Castle provided full service transportation intermediary and freight brokerage services for both small and large businesses.  Through Castle, Mr. Bundy played a strategic role in helping to develop and implement supply chain management processes and policies to help support the delivery of both raw/finished goods for a number of large publicly traded companies such as; Wal-Mart, Home Depot, Target, K-Mart, Lowes, Sears, Coors Brewing, Pepsi Bottling Group, and several others.  Mr. Bundy is currently in the process of earning his BS in Business Management and looks forward to completing his MBA in Organizational leadership, both through Colorado State University. Mr. Bundy also holds several unique and critical certifications with regards to his new position with our company, these include; “TIA Certified Transportation Broker”, “Certified RABQSA Quality Lead Auditor”, and most importantly, he has been recognized by the International Import Export Institute as a “Certified U.S. Export Compliance Officer as 2010”.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) - (b)

The audited financial statements of HighCom for its last two fiscal years and the pro forma financial statements will be filed as an amendment to this Form 8-K within 71 days of the filing date of this Form 8-K.

(d) Exhibits

10.1 Amendment to Binding Letter of Intent Agreement by and between BlastGard International, Inc. and HighCom Security, Inc.*

4.01  Form of Subscription Agreement between the Company and the named investor dated March 4, 2011.*

4.02  Form of Secured Convertible Promissory Note issued to the named investor.*

4.03  Form of Class A Common Stock Purchase Warrant.*
________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLASTGARD INTERNATIONAL, INC.

March 10, 2011	By:	/s/ Michael J. Gordon
Michael J. Gordon, Chief Executive Officer